UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2019

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W. Broadway, Office 04-109, Long Beach, CA	90802
(Address of principal executive offices)	(Zip Code)

(805) 214-8024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreements

On December 3, 2019, MassRoots, Inc. (the “Company”) entered into separate exchange agreements (the “Series A Exchange Agreements”) with holders (the “Series A Holders”) of 100% of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), for convertible promissory notes (the “Series A Notes”) in the aggregate principal amount of $3,500,000 (the “Series A Exchange”). As part of the Series A Exchange, the Series A Holders relinquished any and all other rights related to the Series A Preferred Stock and released the Company Parties (as defined in the Series A Exchange Agreement) from, among other things, all actions and suits arising in connection with the Series A Preferred Stock.

The Series A Notes mature between January 2, 2020 and January 11, 2020, subject to extension, and accrue interest at 12% per annum. The Series A Notes are convertible into shares of the Company’s common stock at a conversion price of $0.005 per share (the “Series A Conversion Price”).  The Company is prohibited from effecting a conversion of the Series A Notes to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon a conversion of the Series A Notes. The Series A Notes may be prepaid by the Company at any time until 180 days from the issuance date thereof subject to certain prepayment penalties set forth in the Series A Notes. Upon the occurrence of an Event of Default (as defined in the Series A Notes), among other things, the outstanding balance of the Series A Notes shall increase to 130% of the outstanding balance immediately prior to the occurrence of the Event of Default. Subject to certain exceptions, for a period of two years from the issuance date of the Series A Notes, if the Company issues or sells any shares of common stock or common stock equivalents at a price per share less than the Series A Conversion Price then in effect, then the Series A Conversion Price shall be reduced to such lower price and the number of shares of common stock issuable upon conversion of such note shall be increased accordingly.

From December 3, 2019 to December 31, 2019, the Company entered into separate exchange agreements (the “Series B Exchange Agreements”) with holders (the “Series B Holders”) of 100% of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), for convertible promissory notes (the “Series B Notes” and together with the Series A Notes, the “Exchange Notes”) in the aggregate principal amount of $1,548,250 (the “Series B Exchange”, together with the Series A Exchange, the “Exchanges”). As part of the Series B Exchange, the Series B Holders relinquished any and all other rights related to the Series B Preferred Stock and released the Company Parties (as defined in the Series B Exchange Agreement) from, among other things, all actions and suits arising in connection with the Series B Preferred Stock. In addition, pursuant to the Series B Exchange Agreements, the Company is prohibited from entering into any Subsequent Placement (as defined in the Series B Exchange Agreement) involving a Variable Rate Transaction (as defined in the Series B Exchange Agreement).

The Series B Notes mature between December 24, 2019 and May 18, 2020, subject to extension, and accrue interest at 12% per annum. The Series B Notes are convertible into shares of the Company’s common stock at a conversion price of $0.005 per share (the “Series B Conversion Price”).  The Company is prohibited from effecting a conversion of the Series B Notes to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon a conversion of the Series B Notes. The Series B Notes may be prepaid by the Company at any time until 180 days from the issuance date thereof subject to certain prepayment penalties set forth in the Series B Notes. Upon the occurrence of an Event of Default (as defined in the Series B Notes), among other things, the outstanding balance of the Series B Notes shall increase to 130% of the outstanding balance immediately prior to the occurrence of the Event of Default. Subject to certain exceptions, for a period of two years from the issuance date of the Series B Notes, if the Company issues or sells any shares of common stock or common stock equivalents at a price per share less than the Series B Conversion Price then in effect, then the Series B Conversion Price shall be reduced to such lower price and the number of shares of common stock issuable upon conversion of such note shall be increased accordingly.

No commission or other payment was received by the Company in connection with the Exchanges.

The foregoing descriptions of the Series A Exchange Agreements, the Series A Notes, the Series B Exchange Agreements and the Series B Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the Series A Exchange Agreement, the Series A Note, the Series B Exchange Agreement and the Series B Note, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Note Financings

On December 6, 2019, the Company issued and sold convertible notes (the “December Notes”) in the aggregate principal amount of $110,000 (including an aggregate of $10,000 original issuance discount) to accredited investors. The December Notes mature on June 6, 2020.

On January 7, 2020, the Company issued and sold a convertible note (the “January Note”) in the principal amount of $55,000 (including a $5,000 original issuance discount) to an accredited investor. The January Note matures on July 7, 2020.

On March 5, 2020, the Company issued and sold a convertible note (the “First March Note”) in the aggregate principal amount of $72,600 (including a $6,600 original issuance discount) to an accredited investor. The First March Note matures on September 5, 2020.

On March 17, 2020, the Company issued and sold a convertible note (the “Second March Note”, together with the December Notes, the January Note and the First March Note, the “Notes”) in the aggregate principal amount of $17,600 (including a $1,600 original issuance discount) to an accredited investor. The Second March Note matures on September 17, 2020.

The Notes bear interest at a rate of 12% per annum and are convertible into shares of the Company’s common stock at $0.01 per share, subject to adjustment; provided, however, upon the occurrence of an Event of Default (as defined in the Notes), the conversion price shall be 60% of the average of the three lowest closing bid prices of the Company’s common stock during the twenty days prior to the date of conversion. The Company is prohibited from effecting a conversion of the Notes to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% (the “Beneficial Ownership Limitation”) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon a conversion of the Notes. In the event the Market Capitalization (as defined in the Notes) of the Company falls below $2.5 million, the Beneficial Ownership Limitation shall be increased to 9.99%. Upon the occurrence of an Event of Default (as defined in the Notes), among other things, the outstanding balance of the Notes shall increase to 130% of the outstanding balance immediately prior to the occurrence of the Event of Default. The Notes may be prepaid by the Company at any time until 180 days from the issuance date thereof subject to certain prepayment penalties set forth in the Notes.

On April 17, 2020, the Company issued and sold convertible notes (the “April Notes”) in the aggregate principal amount of $330,000 (including an aggregate of $30,000 original issuance discount) to accredited investors. The April Notes mature on October 17, 2020.

The April Notes accrue interest at a rate of 12% per annum and are convertible into shares of the Company’s common stock at $0.01 per share, subject to adjustment; provided, however, upon the occurrence of an Event of Default (as defined in the April Notes), the conversion price shall be 60% of the average of the three lowest closing bid prices of the Company’s common stock during the twenty days prior to the date of conversion; provided, further however, upon the occurrence of an Event of Default, the conversion price shall not be less than $0.001 per share. The Company is prohibited from effecting a conversion of the April Notes to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% (the “April Beneficial Ownership Limitation”) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon a conversion of the April Notes. In the event the Market Capitalization (as defined in the April Notes) of the Company falls below $2.5 million, the April Beneficial Ownership Limitation shall be increased to 9.99%. Upon the occurrence of an Event of Default (as defined in the April Notes), among other things, the outstanding balance of the April Notes shall increase to 130% of the outstanding balance immediately prior to the occurrence of the Event of Default. The April Notes may be prepaid by the Company at any time until 180 days from the issuance date thereof subject to certain prepayment penalties set forth in the April Notes.

The foregoing descriptions of the December Notes, the January Note, the First March Note, the Second March Note and the April Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the December Note, the January Note, the First March Note, the Second March Note and the April Note, which are attached as Exhibits 10.5, 10.6. 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MassRoots Supply Chain, Inc., a wholly-owned subsidiary of the Company (“Merger Subsidiary”), Cowa Science Corporation, a Delaware corporation (“Cowa”), and Christopher Alameddin, an individual acting solely in his capacity as a stockholder representative pursuant to which Merger Subsidiary was to be merged with and into Cowa with Cowa surviving the merger as the wholly-owned subsidiary of the Company. Pursuant to Section 10.01(b)(ii) of the Merger Agreement, the Company may terminate the Merger Agreement if any of the closing conditions set forth therein shall not have been satisfied by May 15, 2019. Accordingly, on February 24, 2020, the Company terminated the Merger Agreement effective immediately.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosures under Item 1.01 above which are hereby incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures under Item 1.01 above which are hereby incorporated in this Item 3.02 by reference.

The Exchange Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and were offered and issued in reliance on the exemption from the registration requirements under the Securities Act afforded by Section 3(a)(9) thereof.

The Notes and the April Notes not been registered under the Securities Act or the securities laws of any state and were offered and issued in reliance on the exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) thereof.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Series A Exchange Agreement
10.2	Form of Series A Note
10.3	Form of Series B Exchange Agreement
10.4	Form of Series B Note
10.5	Form of December Note
10.6	Form of January Note
10.7	Form of First March Note
10.8	Form of Second March Note
10.9	Form of April Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: April 21, 2020	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer